Exhibit 99.1

For more information, contact:

Henry Miller	Brian Robins
Tel: 484-582-5445	Tel: 646-445-8347
henry.miller@sungard.com	brian.robins@sungard.com

SunGard Announces First Quarter 2011 Results

Wayne, PA – April 28, 2011 – SunGard, one of the world’s leading software and technology services companies, today reported results for the first quarter ended March 31, 2011. For the first quarter, revenue was $1.21 billion, up 1% year over year. Excluding the results of one of our global trading businesses, a broker/dealer, revenue was up 3% and organic revenue was up 1%. For the first quarter, operating income was $63 million, compared to $71 million in the first quarter of 2010. Adjusted EBITDA was $282 million and adjusted operating income was $204 million. Adjusted EBITDA, adjusted operating income, and organic revenue are defined in Notes 1, 2 and 3 in the Notes attached to this release.

Cristóbal Conde, president and chief executive officer, commented, “We had a solid start to the year and won some very significant, long-term deals in the quarter which will help our future growth. We saw an improvement in the overall IT spending mood and a strong pickup in demand for our regulatory compliance solutions. We continue to make strategic investments to help our customers capitalize on industry megatrends and opportunities. Overall, our competitiveness is strong and we are more mission critical to our customers than ever.”

Financial Systems revenue increased 2% to $672 million in the first quarter. Excluding the broker/dealer business mentioned above, revenue increased 6% and organic revenue increased 3%. License fees were $50 million, an increase of $10 million compared to the first quarter of 2010.

Notable deals in the quarter included the following:

•	A global leader in financial services chose SunGard’s Asset Arena and related services to help manage investment accounting and fund administration worldwide.

•	One of the largest banks in South Africa selected SunGard’s Front Arena to support cross-asset trading and position management.

•	A subsidiary of one of the largest banks in Western Canada selected SunGard’s Global Plus to help manage its institutional trust and custody business.

Higher Education revenue increased 3% to $140 million in the first quarter. License fees were $4 million, a decrease of $2 million compared to the first quarter of 2010. Effective January 1, 2011, our K-12 Education business was moved from our Public Sector segment into our Higher Education segment. The results for 2010 have been revised to reflect this reporting change.

Notable deals in the quarter included the following:

•	One of the largest private universities in the world, based in Puerto Rico, chose SunGard for application hosting services.

•	A public school district in Illinois selected SunGard’s eSchoolPLUS student information and IEPPLUS special education systems to help manage its student population.

•	A large public research university in Oregon expanded its relationship with SunGard to include business intelligence solutions.

Public Sector revenue decreased 3% to $34 million in the first quarter. License fees were $2 million, unchanged compared to the first quarter of 2010.

Notable deals in the quarter included the following:

•	A city in Iowa selected SunGard to provide solutions for computer-aided dispatch, records management, mobile computing and jails management.

•	A state university in North Carolina selected SunGard to provide its Police & Public Safety department with computer-aided dispatch, records management and mobile computing solutions.

•	A U.S. territory in the South Pacific selected SunGard to provide finance and human resources applications.

Availability Services revenue decreased 1% to $364 million in the first quarter of 2011. Organic revenue decreased 3% in the quarter.

Notable deals in the quarter included the following:

•	One of the largest health systems in the U.S. selected SunGard to provide recovery planning and consulting services.

•	A leader in e-signature technology selected SunGard to provide managed network, hosting and security services.

•	A provider of IT-enabled services for the long-term healthcare industry selected SunGard’s Enterprise Cloud Services to support its business operations.

Financial Position

At March 31, 2011, total debt was $8.08 billion and cash was $776 million. During the first quarter, the Company generated $53 million in cash flow from operations, invested $64 million in capital expenditures, and spent $19 million on acquisitions net of acquired cash.

Conference Call & Webcast

SunGard will host a conference call and live web broadcast to discuss first quarter 2011 results today at 9:00 a.m. (Eastern Time). The dial-in number for the conference call is 706-902-1370, and the conference ID number is 60392728. You may also listen to the call at www.investorcalendar.com by clicking on the “audio” icon for SunGard. An audio replay will be available two hours after the call ends through midnight on May 12, 2011. To listen to the replay, please dial 1-800-642-1687 or 706-645-9291 and enter the conference ID number 60392728. A replay will also be available two hours after the call ends through midnight on May 12, 2011 at www.investorcalendar.com.

About SunGard

SunGard is one of the world’s leading software and technology services companies. SunGard has more than 20,000 employees and serves 25,000 customers in more than 70 countries. SunGard provides mission-critical software and processing solutions for financial services, education and the public sector. SunGard also provides disaster recovery services, managed information technology services, information availability consulting services and business continuity management software. With annual revenue of about $5 billion, SunGard is ranked 380 on the Fortune 500 and is the largest privately held business software and information technology services company. Look for us wherever the mission is critical. For more information, visit www.sungard.com.

Trademark Information: SunGard, the SunGard logo, Asset Arena, Front Arena, Global Plus, eSchoolPlus and IEPPLUS are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage; general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents; and a material weakness in our internal controls. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

(Unaudited)

	Three Months Ended
	Mar. 31, 2010	Mar. 31, 2011
Revenue:
Services	$1,104	$1,104
License and resale fees	68	74

Total products and services	1,172	1,178
Reimbursed expenses	28	32

	1,200	1,210

Costs and expenses:
Cost of sales and direct operating	568	559
Sales, marketing and administration	271	283
Product development	96	108
Depreciation and amortization	74	72
Amortization of acquisition-related intangible assets	120	125

	1,129	1,147

Operating income	71	63
Interest income	—	1
Interest expense and amortization of deferred financing fees	(159)	(137)
Other expense	—	(2)

Loss from continuing operations before income taxes	(88)	(75)
Benefit from income taxes	32	52

Loss from continuing operations	(56)	(23)
Income from discontinued operations, net of tax	2	—

Net loss	$(54)	$(23)

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Balance Sheets

(in millions)

(Unaudited)

	Dec. 31, 2010	Mar. 31, 2011
Assets:
Current:
Cash and cash equivalents	$778	$776
Accounts receivable, net	1,061	974
Clearing broker assets	230	316
Prepaid expenses and other current assets	188	219

Total current assets	2,257	2,285
Property and equipment, net	918	923
Software products, net	809	766
Customer base, net	2,000	1,948
Other assets, net	1,210	1,199
Goodwill	5,774	5,813

Total Assets	$12,968	$12,934

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$9	$10
Accounts payable and accrued expenses	892	724
Clearing broker liabilities	210	291
Deferred revenue	997	987

Total current liabilities	2,108	2,012
Long-term debt	8,046	8,068
Deferred income taxes	1,207	1,201

Total liabilities	11,361	11,281
Stockholder’s equity	1,607	1,653

Total Liabilities and Stockholder’s Equity	$12,968	$12,934

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended
	Mar. 31, 2010	Mar. 31, 2011
Cash flow from operations:
Cash flow from continuing operations	$67	$53
Cash flow from discontinued operations	13	—

Cash flow from operations	80	53

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(13)	(19)
Cash paid for property and equipment and software	(76)	(64)
Other investing activities	8	1

Cash used in continuing operations	(81)	(82)
Cash used in discontinued operations	—	—

Cash used in investment activities	(81)	(82)

Financing activities:
Cash received from other borrowings, net of fees	3	14
Cash used to repay debt	(22)	(1)
Other financing activities	—	(2)

Cash provided by (used in) continuing operations	(19)	11
Cash used in discontinued operations	—	—

Cash provided by (used in) financing activities	(19)	11

Effect of exchange rate changes on cash	(7)	16

Decrease in cash and cash equivalents	(27)	(2)
Beginning cash and cash equivalents includes cash of discontinued operations (2010: $22)	664	778

Ending cash and cash equivalents includes cash of discontinued operations (2010: $36)	$637	$776

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 1. Reconciliation of Net Income (Loss) to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA

EBITDA represents earnings before interest expense, income taxes, depreciation and amortization and goodwill impairment. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior subordinated notes as well as under our senior secured credit facilities, as amended, which were entered into in August 2005 and our senior notes entered into in September 2008 and November 2010. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP). EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net loss from continuing operations, the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA. Further information regarding this reconciliation is included in our periodic filings with the U.S. Securities and Exchange Commission.

	Three Months Ended		Last Twelve Months
(in millions)	Mar. 31, 2010	Mar. 31, 2011	Mar. 31, 2011

Loss from continuing operations	$(56)	$(23)	$(357)
Interest expense, net	159	136	613
Benefit from income taxes	(32)	(52)	(49)
Depreciation and amortization	194	197	778
Goodwill impairment charge	—	—	237

EBITDA	265	258	1,222

Purchase accounting adjustments	4	3	12
Non-cash charges	8	6	36
Restructuring and other charges	9	8	49
Acquired EBITDA, net of disposed EBITDA	3	—	6
Pro forma expense savings related to acquisitions	1	—	1
Loss on extinguishment of debt and other	5	7	71

Adjusted EBITDA - senior secured credit facilities, senior notes due 2015, 2018 and 2020 and senior subordinated notes due 2015	$295	$282	$1,397

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for goodwill impairment charges, amortization of acquisition-related intangible assets, merger costs, purchase accounting adjustments for deferred revenue, stock-based compensation expense and management fee expense. Adjusted operating income is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. We have included information concerning adjusted operating income because we use such information when evaluating operating income to better evaluate the underlying performance of the Company. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. Beginning in 2007, the Company experienced significant revenue volatility in one of our global trading businesses, a broker/dealer business with inherently lower margins than the rest of the financial systems business, and whose revenue is a function of market volatility and customer mix. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income, both including and excluding the broker/dealer business.

	Three Months Ended Mar. 31, 2010
(in millions)	Including Broker/Dealer Business	Broker/Dealer Business	Excluding Broker/Dealer Business
Operating income (loss)	$71	$(6)	$77

Amortization of acquisition-related intangible assets	120	1	119
Purchase accounting adjustments and other costs	12	—	12
Stock-based compensation	8	—	8

Adjusted operating income	$211	$(5)	$216

	Three Months Ended Mar. 31, 2011
(in millions)	Including Broker/Dealer Business	Broker/Dealer Business	Excluding Broker/Dealer Business
Operating income (loss)	$63	$(4)	$67
Amortization of acquisition-related intangible assets	125	—	125
Purchase accounting adjustments and other costs	10	2	8
Stock-based compensation	6	—	6

Adjusted operating income (loss)	$204	$(2)	$206

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 3. Impact of Broker/Dealer on Organic Revenue Growth

The Company defines organic revenue as revenue from businesses owned for at least one year and excluding revenue from businesses sold in the previous twelve months further adjusted to remove the impact of changes in currency exchange rates. Organic revenue excludes revenue from discontinued operations in all periods presented. When assessing its financial results, the Company focuses on organic revenue because reported revenue is affected by the timing and magnitude of acquisitions, dispositions and currency. Beginning in 2007, the Company experienced significant revenue volatility in one of our global trading businesses, a broker/dealer business with inherently lower margins than the rest of the financial systems business, and whose revenue is a function of market volatility and customer mix. Reported revenue and organic revenue growth with and without the broker/dealer business for the total Company and Financial Systems for 2009, 2010 and 2011 follows:

	Quarter Ended					Full Year
	Mar-10	Jun-10	Sep-10	Dec-10	Mar-11	2009	2010
Revenue growth as reported:
Total SunGard	-7%	-6%	-7%	-6%	1%	-1%	-6%
Financial Systems	-11%	-8%	-9%	-6%	2%	0%	-9%

Revenue growth as reported without broker/dealer business:
Total SunGard	2%	3%	-1%	1%	3%	-1%	1%
Financial Systems	7%	8%	2%	6%	6%	0%	6%

Organic revenue growth:
Total SunGard	-9%	-5%	-6%	-5%	-1%	-3%	-7%
Financial Systems	-13%	-7%	-8%	-6%	0%	-5%	-9%

Organic revenue growth without broker/dealer business:
Total SunGard	0%	4%	0%	1%	1%	-3%	1%
Financial Systems	4%	10%	3%	6%	3%	-6%	6%